UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2016

EVENTURE INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-4387595
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor Costa Mesa, California 92626 (855) 986-5669
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION

On March 24, 2016, we entered into Standstill and Forbearance Agreements with the following Eventure Interactive Convertible Note Holders: Carebourne Capital, L.P.; LG Capital Funding, LLC; and SBI Investments 2014-1, LLC in which all three Note Holders have agreed to standstill and forebear from exercising certain default rights with respect to the Notes they hold.  Additionally, the Standstill and Forbearance Agreements call for a limited conversion of its debt, along with a newly structured repayment plan.

These Standstill and Forbearance Agreements will allow the Company the opportunity to repay the Note Holders, and will, among other things, be more beneficial to the Creditor than if the Creditor would exercise its default rights under the original Notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Standstill & Forbearance Agreement – Carebourn Capital, L.P.
99.2	Standstill & Forbearance Agreement – LG Capital Funding, LLC
99.3	Standstill & Forbearance Agreement – SBI Investments 2014-1, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: March 31, 2016	By:	/s/Jason Harvey
Name: Jason Harvey
Title: Chief Executive Officer